UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2013

ANI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

210 Main Street West Baudette, Minnesota	56623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 634-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 26, 2013 (the "Effective Date"), ANI Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "ANI"), Teva Pharmaceuticals USA, Inc., a Delaware corporation, and certain affiliates of Teva Pharmaceuticals USA, Inc. (collectively, "Teva"), entered into an Asset Purchase Agreement pursuant to which the Company agreed to acquire all of Teva's right, title and interest, within the United States and its territories, in 31 Abbreviated New Drug Applications (collectively the "ANDAs" and each a "Product ANDA") and certain documents relating thereto (together with the ANDAs, the "Purchased Assets") for a total purchase price of $12.5 million to be paid in cash by the Company in two installments (the "Up-Front Payments"). The first installment will be a non-refundable payment in the amount of $8.0 million (the "Initial Payment") no later than five (5) business days following the Effective Date upon the execution by the Company and Teva of a bill of sale relating to and delivery to the Company of all of the Purchased Assets that are in electronic form as well as certain Purchased Assets that are in hardcopy (the "Initial Purchased Assets"). The second installment will be a non-refundable payment in the amount of $4.5 million (the "Second Payment") no later than ninety (90) calendar days following the Effective Date upon the execution by the Company and Teva of a second bill of sale relating to and delivery to the Company of all of the Purchased Assets other than the Initial Purchased Assets. In addition to the Up-Front Payments, the Company has agreed to pay, for each product manufactured by the Company pursuant to a Product ANDA (a "Product"), a royalty on future gross profits from product sales.

Under the Asset Purchase Agreement, the Company assumes all liabilities and obligations for the Purchased Assets from and after the date such Purchased Assets are acquired following payment of the Initial Payment and Second Payment.

The Asset Purchase Agreement contains various representations, warranties and covenants, as well as provisions relating to insurance, confidential information and confidentiality and other matters. Except as set forth in the Asset Purchase Agreement, Teva is selling the Purchased Assets on an "as is" and "where is" basis and makes no further representation or warranty with respect to the Purchased Assets.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of ANI Pharmaceuticals, Inc., dated December 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANI PHARMACEUTICALS, INC.

	By:	/s/ Charlotte C. Arnold
Charlotte C. Arnold
Vice President and Chief Financial Officer
Dated: December 26, 2013